Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Chewy, Inc. 2019 Omnibus Incentive Plan of our report dated March 8, 2017, with respect to the consolidated financial statements of Chewy, Inc. included in its Registration Statement (Form S-1 No. 333-231095), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Miami, Florida

June 18, 2019